UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2017 (June 16, 2017)

MEDIFIRST SOLUTIONS, INC

(Exact name of registrant as specified in its charter)

Nevada	000-55465	27-3888260
(State or other	(Commission File Number)	(IRS Employer
jurisdiction incorporation)		Identification No.)

4400 Route 9 South, Suite 1000, Freehold, NJ		07728
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (732)-786-8044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting

Item 3.02	Unregistered Sales of Equity Securities.

On June 16, 2017, Medifirst Solutions, Inc. (the “Company”) issued 450,000 shares of the Company’s Series A Preferred Stock (the “Series A Preferred”) to the Company’s Chief Executive Officer, Bruce Schoengood. The Series A Preferred are not convertible into any series or class of stock of the Company. In addition, holders of the Preferred A Stock are not entitled to receive dividends, nor do they have rights to distribution from the assets of the Company in the event of any liquidation, dissolution, or winding up of the Company.

Each record holder of Series A Preferred have the right to vote on any matter with holders of the Company’s common stock and other securities entitled to vote, if any, voting together as one (1) class. Each record holder of Series A Preferred has that number of votes equal to two thousand (2,000) votes per share of Series A Preferred held by such holder.

The issuance of the Series A Preferred was made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the rights, preferences and privileges of the Series A Preferred does not purport to be complete and is subject to, and qualified in its entirety by reference to Amended Certificate of Designation of Series A Preferred Stock which is incorporated by reference to Exhibit 3.7 of the Company’s report on Form 10-K filed April 14, 2016.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFIRST SOLUTIONS, INC.
Dated: June 20, 2017
	By:	/s/ Bruce Schoengood
President and CEO

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